Exhibit 99.1

DEPARTMENT OF HEALTH & HUMAN SERVICES	Public Health Service

Feb 19, 2013	Food and Drug Administration 10903 New Hampshire Avenue Silver Spring, MD 20993

VIA UNITED PARCEL SERVICE

Michael R. Minogue

President and Chief Executive Officer

ABIOMED, Incorporated

22 Cherry Hill Drive

Danvers, Massachusetts, 01923-2575

Re:	IMPELLA RECOVER LP 2.5 Percutaneous Cardiac Support System
Refer to: GEN1100068

The Food and Drug Administration has completed an evaluation of Abiomed, Inc.’s, corrective actions in response to our Warning Letter dated June 10, 2011. Based on our evaluation, it appears that you have addressed the violations contained in this Warning Letter. Future FDA inspections and regulatory activities will further assess the adequacy and sustainability of these corrections.

This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.

Sincerely,

/s/ Steven D. Silverman

Steven D. Silverman

Director

Office of Compliance

Center for Devices and Radiological Health